Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to use our report dated March 7, 2025, with respect to the consolidated financial statements of Amer Sports, Inc., incorporated herein by reference.

/s/ KPMG AB

Stockholm, Sweden

November 18, 2025